UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2008
COLEMAN CABLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33337	36-4410887
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification Number)
incorporation)

1530 Shields Drive, Waukegan, IL		60085
(Address of principal executive offices)		(Zip Code)
(847) 672-2300
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 27, 2008, the Board of Directors of Coleman elected Dennis J. Martin an independent director of Coleman.
Mr. Martin has been an independent business consultant since 2005. From 2001 to 2005, he was the Chairman, President and Chief Executive Officer of General Binding Corporation (NASDAQ), a manufacturer and marketer of binding and laminating office equipment. Prior to General Binding, Mr. Martin worked for Illinois Tool Works as Vice President and Chief Executive Officer of the welding products group. Mr. Martin also serves as a member of the Board of Directors of HNI Corporation.
Mr. Martin will serve as a member of the Audit Committee and Compensation Committee. There are no related persons transactions under Item 404(a) of Regulation S-K between Coleman and Mr. Martin. Further, there are no arrangements or understandings between Mr. Martin and Coleman and any other person pursuant to which Mr. Martin was or is selected as a director.
Mr. Martin will receive the same compensation received by other non-employee directors of Coleman.
Item 9.01 Financial Statements and Exhibits

Exhibit
Number	Description
99.1	Press Release, dated February 28, 2008.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLEMAN CABLE, INC.
Date: February 28, 2008	By:	/s/ Richard N. Burger
		Name:	Richard N. Burger
		Title:	Chief Financial Officer, Executive Vice President, Secretary and Treasurer